Exhibit 10.2

PAYOFF AND TERMINATION AGREEMENT

“Agreement”

Among:	Continental Republic Capital, LLC d/b/a Republic Business Credit a Louisiana limited liability company 900 Camp Street, Suite 301 New Orleans, LA 70130	“Purchaser”

And:	The Entities Set Forth on Schedule 1	Collectively, the “Sellers” and each a, “Seller”
Dated as of:		“Date”

Recitals

WHEREAS, Purchaser has been providing certain financial accommodations to Sellers pursuant to that certain Agreement for Purchase and Sale dated October 28, 2019, as amended by (i) that certain First Amendment to the Agreement for Purchase and Sale dated July 10, 2020; (ii) that certain Second Amendment to the Agreement for Purchase and Sale dated December 6, 2021; (iii) that certain Third Amendment to the Agreement for Purchase and Sale dated January 12, 2023; (iv) that certain Letter Agreement dated June 23, 2023; (v) that certain Fifth Amendment, Consent and Waiver to the Agreement for Purchase and Sale dated December 1, 2023; (vi) that certain Sixth Amendment, Consent and Waiver to the Agreement for Purchase and Sale dated January 25, 2024; (vii) Seventh Amendment, Consent and Waiver to the Agreement for Purchase and Sale dated June 4, 2024 (as the same may have been amended, modified or restated, the “Purchase Agreement”), together with instruments, agreements and documents executed in connection therewith (as the same may have been amended, modified or restated, the “Purchase Agreement Documents”) pursuant to which Sellers have authorized Purchaser to file and Purchaser has filed the UCC-1 Financing Statements identified on Exhibit A attached hereto (the “Purchaser UCCs”);

WHEREAS, on September 19, 2024, Sellers requested the immediate termination of the Purchase Agreement and its Obligations thereunder, which termination constitutes an early termination for which an early termination fee is due from Sellers to Purchaser;

WHEREAS, Purchaser accepts Sellers’ request for immediate termination subject to the terms and conditions set forth herein, including the payment of Sellers’ Obligations, which includes the early termination fee;

WHEREAS, it is a condition to Purchaser’s obligation to consummate the transactions contemplated by this Agreement, including but not limited to the settlement of the Obligations due and owing from Sellers to Purchaser, that Sellers execute this Agreement.

NOW, THEREFORE, in agreement of the mutual covenants herein contained and other valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.         Recitals. Each of the recitals to this Agreement is incorporated herein as Section 1. The recitals set forth herein constitute an integral part of this Agreement, evidencing the intent of the parties in executing this Agreement and describing the circumstances surrounding its execution. Accordingly, said recitals are, by express reference, made a part hereof and incorporated herein, and this Agreement shall be construed thereof.

2.         Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Documents.

3.         Payoff and Release of Security Interest. Upon receipt of $395,364.20 (the “Payoff Amount”) received by wire transfer on or before 3:00 p.m. Central on September 20, 2024 on behalf of Sellers to Purchaser’s account identified on Exhibit B attached hereto, Purchaser will immediately (i) terminate any applicable Uniform Commercial Code financing statements prepared by Purchaser with respect to all outstanding UCC-1 financing statements filed by Purchaser against Sellers, including the Purchaser UCCs; and (ii) sign a customer release of its assignment letter in the format supplied and approved by Purchaser.

4.         Acknowledgement of Payoff Amount. Except for those certain provisions surviving termination, Purchaser and each Seller agree that the Purchase Agreement is terminated upon (i) execution of this Agreement by Purchaser and each Seller; and (ii) Purchaser’s receipt of the Payoff Amount. Each Seller represents and warrants that it has conducted its own due diligence and financial analysis in connection with the Payoff Amount. Each Seller further acknowledges and agrees that the Payoff Amount (i) is accurate and correct in all respects; (ii) constitutes full and final payment of all amounts due Purchaser by Sellers under the Purchase Agreement; and (iii) that upon such full and final payment, there exist no defaults of any party under such agreement.

5.         Purchaser Shortages. To induce Purchaser to enter into this Agreement and in consideration of Purchaser accepting the Payoff Amount, Sellers warrant that any shortages that occur subsequent to the date of this Agreement suffered by Purchaser will be reimbursed. Sellers’ financing arrangement with Purchaser is such that proceeds of Accounts and other funds are collected on a regular basis through a lockbox and applied against the Obligations. The Payoff Amount may not represent or be inclusive of all amounts owed by Sellers to Purchaser because of potential adjustments resulting from insufficient funds checks, checks that are dishonored or not paid for any reason, partial or provisional credits, delays or errors in processing or posting times or any other shortages that reflect an amount due from Sellers to Purchaser but not yet accounted for due to the timing of the request of the release of the security interest held by Purchaser (collectively the “Adjustments”). Sellers authorize Purchaser to deduct any currently unknown or undetermined reimbursable expenses incurred and chargeable to Sellers pursuant to the terms and conditions of the Purchase Agreement from any funds received by Purchaser on behalf of Sellers, such expenses due from Sellers but not yet accounted for due to the timing of the request of the release of the security interest held by Purchaser (collectively the “Expenses”). Purchaser agrees to provide an accounting of any additional expenses at the request of Sellers. Purchaser has made a good faith effort to identify all Adjustments and Expenses as of the date hereof and to the best of its knowledge has included such amounts in the Payoff Amount, but if these amounts are not accurate for any reason, Sellers agree to remain liable and must pay the full amount of all Adjustments and Expenses. Sellers will be deemed holders of any such NSF or dishonored check for which it reimburses Purchaser. Sellers shall reimburse Purchaser within 7 days from presentment of any NSF or dishonored check or notice from Purchaser of any Adjustments or Expenses.

6.         Account Debtor Payments. Payments received after the execution of this Agreement by all parties will be reimbursed to the account debtors directly. Sellers agree to pay the following expenses in connection with such account debtor payments: (i) $25.00 fee for each wire transfer; (ii) $12.00 fee for each ACH transfer; (iii) any courier costs for forwarding checks; (iv) any delivery costs for forwarding checks; and (v) $20.00 administrative processing fee for each check, wire or ACH received and forwarded by Purchaser. Sellers authorize the foregoing expenses to be deducted by Purchaser prior to reimbursing an account debtor, together with any other amounts due and owing to Purchaser pursuant to the terms and conditions of the Purchase Agreement Documents or this Agreement.

7.           Release and Final Settlement.

7.1    General Release of Purchaser by Sellers.  Except for the obligations arising out of this Agreement and in consideration of the compromises, payments and other agreements set forth herein, each Seller and its shareholders, officers, directors, affiliates, employees, attorneys, agents, successors and assigns (collectively the “Seller Affiliated Parties”) releases Purchaser and its respective parent, shareholders, managers, affiliates, officers, directors, employees, attorneys, agents, successors and assigns (collectively the “Purchaser Released Parties”) from any defense or claims of every type, kind, nature or description which any of the Seller Affiliated Parties may have against any of the Purchaser Released Parties or which any of the Seller Affiliated Parties have asserted or could have asserted against any of the Purchaser Released Parties arising out of anything, known or unknown and irrespective of how, why or by reason of what facts, whether heretofore existing, not existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, to the extent that they arise out of or are in any way connected or related to the Purchase Agreement, the Purchase Agreement Documents or any documents or transactions ancillary thereto.

7.2         Final Settlement.  Except for the obligations arising out of this Agreement, it is the intention of each of the Seller Affiliated Parties in executing this Agreement that it shall be effective as a full and final accord and satisfactory release of each and every matter herein specifically or generally referred to, whether known or unknown.  Each of the Seller Affiliated Parties acknowledges that such party may later discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of this Agreement, but it is the intent of each of the Seller Affiliated Parties to settle fully, finally and forever and release any and all claims pertaining to the release of such party, and that in furtherance of this intention, the releases given in this Agreement shall be and remain in effect as full and complete releases notwithstanding discovery of the existence of any such additional or different facts.

8.           Governing Law. This Agreement shall be governed by the State of Texas.

9.         Waiver of Jury Trial. EACH PARTY MUTUALLY AGREES THAT TRIAL BY JURY IS HEREBY WAIVED BY SUCH PARTY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER PARTY REGARDING ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR TRANSACTIONS RELATED THERETO, WHETHER FOR CONTRACT, TORT, OR OTHERWISE, AND EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF ANY FEDERAL COURT IN SUCH STATE FOR DETERMINATION OF ANY DISPUTE AS TO ANY SUCH MATTERS, AND THAT ANY SUCH LAWSUIT SHALL BE EXCLUSIVELY WITHIN THE CITY OF DALLAS, COUNTY OF DALLAS, STATE OF TEXAS.

10.          Attorney’s Fees. If any arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party shall recover all such party’s attorneys fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, attorneys’ fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

11.          Notices. Any notices and demands under or related to this Agreement shall be in writing and delivered to the intended party at its address stated herein and shall be given and be deemed to have been duly given (i) three Business Days following deposit in the United States mail, with proper postage prepaid; (ii) upon delivery if delivered by hand to the party to be notified; (iii) the following day if sent by a nationally recognized overnight delivery service; or (iv) upon confirmation of a facsimile transmission. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision.

12.         Indemnification. Each Seller agrees to indemnify, defend and save Purchaser and its directors, officers, employees, owners, agents and affiliates and their successors and assigns or heirs and personal representatives, as the case may be (each an "Indemnified Party"), forever harmless from and against, and to promptly pay to an Indemnified Party or reimburse an Indemnified Party for any and all losses, damages, expenses including, without limitation, court costs, amounts paid in settlement, judgments, reasonable attorneys' fees or other expenses for investigating and defending, including losses sustained or incurred by such Indemnified Party relating to, caused by or resulting from this Agreement or the Purchase Agreement. The provisions of this Section 12 shall survive the termination of this Agreement and the repayment to Purchaser of all monies owed to Purchaser.

13.          Amendment of Agreement. This Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by each party. Verbal modifications shall not be effective in any event unless the same is in writing and signed by each party, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given.

14.         Counterparts and Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect. Section, subsection and clause references contained herein refer to those contained in this Agreement unless otherwise specified.

15.          Electronic Signature. A signature sent by electronic transmission shall be as valid and binding upon the party as an original signature of such party.

16.          Assignment. Purchaser shall have the right at any time to assign this Agreement to any entity affiliated with Purchaser or any entity which has a common owner with Purchaser, which entity shall be bound by the terms and conditions hereby. Sellers may not assign any of its rights nor delegate any of its duties under this Agreement without the express prior written consent of Purchaser, which consent shall be in Purchaser’s sole and exclusive discretion.

17.         Construction. The parties have read this Agreement, understand its contents, and represent that each have full and complete authority to sign this Agreement. Each of the parties hereto has had an opportunity to consult with its respective legal counsel prior to executing this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of the Agreement. Each Seller specifically acknowledges and agrees that Purchaser has not made and shall not at any time be deemed to have made and hereby disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future of by Purchaser, as to, concerning or with respect to the Purchase Agreement and any documents ancillary thereto or this Agreement.  Each Seller hereby expressly acknowledges and agrees that this Agreement is executed freely and voluntarily and without reliance upon any statement or representation of Purchaser or any of Purchaser’s attorneys, agents, or other representatives in connection therewith except as set forth herein.  There are no and Sellers are not relying on any written or oral representations not expressly written in this Agreement.

18.         Entire Agreement. This Agreement sets forth in full the terms of agreement between Purchaser and Sellers with respect to the subject matter hereof, and supersedes all prior and contemporaneous representations, warranties, agreements and undertakings with respect to the subject hereof.

19.         Joint Venture. The relationship between the parties in connection with this Agreement is intended to be, strictly that of creditors and debtor. None of the parties are partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

IN WITNESS WHEREOF, the parties hereto have caused this Payoff and Termination Agreement to be executed by their duly authorized corporate officers, as of the Date set forth above.

SELLERS:

RICEBRAN TECHNOLOGIES D/B/A RICEBRAN TECHNOLOGIES, INC.		GOLDEN RIDGE RICE MILLS, INC.
By:		By:
	Name: Eric Tompkins Title: Executive Chairman		Name: Eric Tompkins Title: Executive Chairman

MGI GRAIN INCORPORATED
By:
Name: Eric Tompkins Title: Executive Chairman

PURCHASER: CONTINENTAL REPUBLIC CAPITAL, LLC D/B/A REPUBLIC BUSINESS CREDIT
By:
Name: Christy Morgan Title: Vice President, Legal Manager

SCHEDULE 1

The entities identified below are individually referred to as “Seller” and collectively referred to as “Sellers”

Entity Name	State of Organization	Organization Type	Entity Address
RiceBran Technologies	California	Corporation	1330 Lake Robbins Dr. Suite 250 The Woodlands, TX 77380
Golden Ridge Rice Mill, Inc.	Delaware	Corporation	1330 Lake Robbins Dr. Suite 250 The Woodlands, TX 77380
MGI Grain Incorporated	Delaware	Corporation	1330 Lake Robbins Dr. Suite 250 The Woodlands, TX 77380

EXHIBIT A

Purchaser UCCs

Entity Name	UCC-1 Jurisdiction	UCC Filing Number	UCC Filing Date
Golden Ridge Rice Mills, Inc.	Arkansas	40000196645560	10/23/2019
Golden Ridge Rice Mills, Inc.	Delaware	20197423473	10/23/2019
MGI Grain Incorporated	Delaware	20197423507	10/23/2019
MGI Grain Incorporated	Minnesota	1112991000313	10/23/2019
Nutracea, LLC	Delaware	20197693249	10/23/2019
Rice Rx, LLC	Delaware	20197595536	10/30/2019
Rice Science, LLC	Delaware	20197808673	10/30/2019
The RiceX Company	Delaware	20197808672	10/30/2019
RiceBran Technologies Golden Ridge Rice Mills, Inc. MGI Grain Incorporated	California	197741805234	10/21/2019
RiceBran Technologies	California	197742354678	10/23/2019
RiceBran Technologies Golden Ridge Rice Mills, Inc. MGI Grain Incorporated	Delaware	20197422319	10/23/2019
RiceBran Technologies Golden Ridge Rice Mills, Inc. MGI Grain Incorporated	Texas	19-0039866204	10/21/2019
RiceBran Technologies	Texas	19-0040238613	10/23/2019